Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Nautilus, Inc.	Nautilus, Inc.
	Ron Arp	John Mills
	(360)859-2514	(310)954-1105

NAUTILUS, INC. ADOPTS SHAREHOLDER RIGHTS PLAN

VANCOUVER, Wash. – (October 29, 2007) – Global fitness company Nautilus, Inc. (NYSE: NLS) today announced its Board of Directors has adopted a limited duration Shareholder Rights Plan.

Under the Shareholder Rights Plan (the “Plan”), one right will be distributed for each share of Nautilus common stock outstanding as of the close of business on November 8, 2007. Effective today, if any person or group acquires 20 percent or more of the voting power of the Company’s outstanding common stock without the approval of the Board of Directors, there would be a triggering event causing significant dilution in the voting power of such person or group. However, existing shareholders who currently own more than 20 percent of the voting power will trigger a dilutive event only if they acquire additional shares. The Plan may be terminated by the Board at any time.

“A shareholder rights plan protects the interests of all shareholders from takeover or control tactics that do not offer all shareholders a fair premium,” said Bob Falcone, Chairman and CEO of Nautilus, Inc. “The Plan is not intended to prevent an offer that the Board concludes is in the best interest of Nautilus and its shareholders.”

The Plan will continue in effect until October 28, 2010, unless earlier terminated or redeemed by Nautilus, Inc. The Board of Directors has also resolved to submit the continuation of the Plan to a shareholder vote within the next 12 months.

A complete copy of the Plan will be included in a Form 8-K to be filed by Nautilus with the Securities and Exchange Commission; this filing will contain additional information regarding the terms and conditions of the Rights Plan. In addition, shareholders of record of Nautilus as of November 8, 2007, will be mailed a detailed summary of the Plan.

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a pure fitness company that provides tools and education necessary to help people achieve a fit and healthy lifestyle. With a brand portfolio that includes Nautilus®, Bowflex®, Schwinn®Fitness, StairMaster®, Universal®, and Pearl iZUMi®, Nautilus manufactures and markets a complete line of innovative health and fitness products through direct, commercial, retail, and international channels. The Company was formed in 1986 and had sales of $680 million in 2006. It has 1,450 employees and operations in Washington, Oregon, Colorado, Oklahoma, Illinois, Virginia, Canada, Switzerland, Germany, United Kingdom, Italy, China, Australia, and other locations around the world. More information is at www.nautilusinc.com

Forward-Looking Statement

Certain information included herein and in other company reports may contain forward-looking statements, including statements concerning estimated future sales and earnings, new product introduction, and operational improvement. Factors that could cause Nautilus, Inc. actual results to differ materially from these forward-looking statements include availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, its ability to effectively develop, market, and sell future products, its ability to get foreign-sourced product through customs in a timely manner, its ability to effectively identify, negotiate and integrate any future strategic acquisitions, its ability to protect its intellectual property, introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including its use of foreign manufacturers, government regulatory action, and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

In connection with the solicitation of proxies, Nautilus has filed with the Securities and Exchange Commission (the “SEC”) and mailed to shareholders a definitive proxy statement (the “Proxy Statement”). The Proxy Statement contains detailed information about Nautilus, the special meeting and individuals who are deemed to be participants in Nautilus’ solicitation of proxies. Nautilus’ shareholders are urged to read the Proxy Statement carefully in its entirety. Shareholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Nautilus through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Nautilus by contacting Investors Relations in writing at Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, WA 98683 or at Nautilus’ website at www.nautilusinc.com. In addition, copies of our Proxy Statement may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or by email at info@innisfreema.com.

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